Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (File No. 333-203835, File No. 333-160155 and File No. 333-153805) on Form S-8 of Home Bancorp, Inc. of our report, dated November 23, 2015 relating to the consolidated financial statements of Louisiana Bancorp, Inc. and Subsidiaries, which are incorporated by reference into the Current Report on Form 8-K/A (Amendment No. 1) of Home Bancorp, Inc., dated as of September 15, 2015.

/s/ LaPorte, APAC

Metairie, Louisiana

November 24, 2015